SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                               12 TO 20 PLUS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Nevada                                           86-0955239
--------------------------------------------------------------------------------
(State or Other Jurisdiction of                (IRS Employer Identification No.)
 Incorporation or Organization)

                                 3450 Broad St.
                                    Suite 103
                        San Luis Obispo, California 9340
                    ----------------------------------------
                    (Address of principal executive offices)

            2004 EMPLOYEES/CONSULTANTS COMMON STOCK COMPENSATION PLAN
            ---------------------------------------------------------
                            (Full title of the plan)

                                  Maralyn Shane
                                1317 Pauline Way
                             Las Vegas, Nevada 89104
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (702) 832-9648
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================== =================== ========================== ======================= ===================
 Title of Securities To       Amount To Be         Proposed Maximum          Proposed Maximum         Amount of
      Be Registered            Registered              Offering            Aggregate Offering      Registration Fee
                                                  Price Per Share(1)             Price(1)
                           ------------------- -------------------------- ----------------------- -------------------
Common Stock,              10,000,000 shares             $0.03                   $300,000               $38.01
$0.001 Par Value
========================== =================== ========================== ======================= ===================

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the last trade for shares of common stock on the OTC Bulletin Board on August 3, 2004.


                                  INTRODUCTION

This Registration Statement on Form S-8 is filed by 12 to 20 Plus, Inc., a Nevada corporation (the "Registrant"), relating to 10,000,000 shares of its common stock, par value $0.001 per share (the "Stock"), issuable to eligible employees of the Registrant under the 12 to 20 Plus, Inc. 2004 Employees/Consultants Common Stock Compensation Plan (the "Plan").

In accordance with the instructional Note to Part I of Form S-8, as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

     The following documents have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934 and are incorporated by reference into this Registration Statement:

     1. Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 and filed with the Commission on March 31, 2003, and amended on August 18, 2003.

     2. Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2003, and filed with the Commission onMay 20, 2003, and amended on August 19, 2003.

     3. Quarterly Report on Form 10-QSB for the fiscal quarters ended June 30, 2003, and filed with the Commission on August 29, 2003.

     4.   Quarterly  Report  on  Form  10-QSB  for  the  fiscal  quarters  ended
          September 30, 2003, and filed with the Commission on November 20, 2003, and amended on December 5, 2003.

     5. Registration Statement on Form SB-2 filed with the Commission on April 9, 2003, and declared effective by the Commission on May 15, 2003.

     6. Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and filed with the Commission on April 14, 2004

     7. Quarterly Report on Form 10-QSB for the fiscal quarters ended March 31, 2004, and filed with the Commission on May 24, 2004.

     8. Registration Statement on Form SB-2 filed with the Commission on July 20, 2004.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 of the Exchange Act after the date of filing of this
Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all common shares covered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part thereof.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer, or serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable

ITEM 8. EXHIBITS

     Reference is made to the Exhibit Index.

ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     PROVIDED HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post--effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Luis Obispo, State of California, on this 29th day of March, 2004.

                                                     12 TO 20 PLUS, INC.
                                                     By:/s/ Carol Slavin
                                                     --------------------------
                                                            Carol Slavin
                                                     Its: President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

------------------------------ ----------------------------- -------------------
Signature                             Title                         Date
------------------------------ ----------------------------- -------------------
/s/Carol Slavin                     Director                    August 3, 2004
------------------------------ ----------------------------- -------------------
/s/Linda Hannon                     Director                    August 3, 2004
------------------------------ ----------------------------- -------------------
/s/Elizabeth Yeager                 Director                    August 3, 2004
------------------------------ ----------------------------- -------------------

                                  EXHIBIT INDEX

  ------------------ ----------------------------------------------------------
      Exhibit Number   Description
  ------------------ ----------------------------------------------------------
           5.1         Opinion and Consent of Counsel
  ------------------ ----------------------------------------------------------
          10.1         2004 Employees/Consultants Common Stock Compensation Plan
  ------------------ ----------------------------------------------------------
          23.2         Consent of Independent Auditor
  ------------------- ---------------------------------------------------------